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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-23681, 333-76629, 333-88359, and 333-73260 on Form S-8 of our reports dated
March 22, 2005, relating to the consolidated financial statements and financial statement schedule of Sykes Enterprises, Incorporated and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Sykes Enterprises, Incorporated for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Tampa, Florida

March 22, 2005

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